NUMBER            INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA      SHARES
 VOID                              ICONET, INC.                           SAMPLE
                                  COMMON STOCK

       100,000,000 AUTHORIZED COMMON SHARES $.001 PAR VALUE NON-ASSESSABLE


THIS CERTIFIES THAT                                         CUSIP NO. 45105P 103

                                VOID

IS THE REGISTERED OWNER OF

       FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK EACH OF ICONET, INC.

       Transferable on the books of the Corporation in person or by attorney upon surrender of this Certificate duly endorsed or assigned. This Ceritifcate and the shares represented hereby are subject to the laws of the State of Nevada, and to the Certificate of incorporation and Bylaws of the Corporation, as now or hereafter amended. This Certidicate is not valid unless countersigned by the Transfer Agent and registered by the Tregistrar.
       WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:  SAMPLE          [ICONET, INC CORPORATE SEAL GOES HERE]

                                                 /s/RANDY MILLER
                                                 ----------------------
                                                 President/Secretary


[APPEARS 0N RIGHT HAND SIDE:
 REGISTERED AND COUNTERSINGED BY
 TRANSFER ONLINE
 227 S.W. Pine, #300, Portland Oregon 97204
 TRANSFER AGENT
 AUTHORIZED SIGNATURE]